Exhibit 99.1

CPI Card Group Inc. Reports Second Quarter 2022 Results

Date: August 8, 2022

Net Sales Increased 22% to $113 Million; Net Income Decreased 1% to $6 Million; Adjusted EBITDA Increased 2% to $20 Million

Strong Demand for Eco-focused Cards and SaaS-based Instant Issuance Solutions Drove Second Quarter Sales Growth

Company Increases 2022 Outlook for Net Sales and Adjusted EBITDA

Littleton, CO. August 8, 2022 -- CPI Card Group Inc. (Nasdaq: PMTS) (“CPI” or the “Company”), a payment technology company and leading provider of credit, debit, and prepaid solutions, today reported financial results for the second quarter ended June 30, 2022 and updated its financial outlook for 2022.

Second quarter net sales increased 22% to $113.3 million, another record sales quarter for the Company. Growth was led by the Debit and Credit segment, which benefited from strong customer demand for contactless cards and instant issuance solutions. Net income decreased 1% to $6.2 million and Adjusted EBITDA increased 2% to $19.7 million, driven by the strong sales growth and operating leverage, offset by inflationary impacts on costs and higher compensation-related expenses.

“Strong customer demand for our portfolio of high-quality payment offerings drove outstanding sales growth in the second quarter” said Scott Scheirman, President and Chief Executive Officer of CPI. “We continue to win with our innovative products and services and end-to-end solutions, and we are pleased to be able to increase our full-year financial outlook.”

The Company now expects high teens net sales growth and low double-digit Adjusted EBITDA growth for the full year, an increase from the previous outlook of low double-digit growth for net sales and mid-to-high single-digit growth for Adjusted EBITDA. The full-year Adjusted EBITDA margin is still expected to be slightly below 20%. The Company expects strong sales growth in its Debit and Credit segment for the year and Prepaid Debit segment sales near the record level in 2021.

CPI is a top payment solutions provider in the U.S. serving thousands of banks, credit unions and FinTechs. The Company is a leader in the U.S. markets for eco-focused payment cards, personalization and Software-as-a-Service-based instant issuance solutions for small and medium U.S. financial institutions and retail prepaid debit card solutions, and maintains longstanding customer relationships.

The Company expects long-term market growth to be aided by the gradual transition to higher-priced contactless cards, including eco-focused cards, as well as continued financial payment card growth. Visa and Mastercard® U.S. credit, debit and prepaid cards in circulation have increased at a compound annual growth rate of 9% over the three-year period ended March 31, 2022, based on figures released by the networks.

Year-to-date 2022 Business Highlights

●	Generated incremental net sales from customer demand for higher-priced contactless cards, as the U.S. payment card market continues its gradual transition to contactless solutions.
●	Continued to be a leading provider of eco-focused payment card solutions in the U.S. Through the end of the second quarter of 2022, the Company has sold nearly 80 million eco-focused cards since launch in late 2019.
●	Experienced ongoing high demand for Card@Once® Software-as-a-Service-based instant issuance solutions. The Company has nearly 14,000 Card@Once® installations across approximately 1,900 financial institutions in the U.S.
●	Reduced the outstanding balance on the Company’s 8.625% senior secured notes by redeeming $20 million of notes and increased its ABL revolving credit facility from $50 million to $75 million in the first quarter. The Company’s Net Leverage Ratio was 4x at June 30, 2022.

Second Quarter 2022 Financial Highlights

Net sales increased 22% year-over-year to $113.3 million in the second quarter of 2022.

●	Debit and Credit segment net sales increased 29% to $94.2 million. Growth was primarily driven by increased sales of higher-priced contactless cards, including eco-focused cards and the related personalization, and Card@Once® instant issuance solutions.
●	Prepaid Debit segment net sales declined 6% to $19.2 million. Prior year sales benefited from the onboarding of new customer portfolios and retail inventory replenishment.

Second quarter gross profit increased 9% to $40.6 million and gross profit margin was 35.8%, which compared to 39.8% in the prior year second quarter. The year-over-year decrease in gross profit margin was primarily due to inflationary impacts on costs, partially offset by operating leverage from higher net sales.

Year-over-year, income from operations decreased 5% to $15.1 million; net income decreased 1% to $6.2 million, or $0.52 diluted earnings per share; and Adjusted EBITDA increased 2% to $19.7 million.

Profitability benefited from higher net sales and the resulting operating leverage, with offsets from increased materials costs and higher SG&A expenses, including higher compensation-related expenses. Net income also benefited from a lower effective tax rate in the quarter.

First Half 2022 Financial Highlights

Net sales increased 23% year-over-year to $224.7 million in the first half of 2022.

●	Debit and Credit segment net sales increased 31% to $186.2 million. Growth was primarily driven by increased sales of higher-priced contactless cards, including eco-focused cards;

Card@Once® instant issuance solutions; and personalization services related to contactless cards.
●	Prepaid Debit segment net sales declined 3% to $38.7 million. Prior year sales benefited from the onboarding of new customer portfolios and retail inventory replenishment.

First half gross profit increased 10% to $79.8 million and gross profit margin was 35.5%, which compared to 39.9% in the prior year first half. The year-over-year decrease in gross profit margin was primarily due to inflationary impacts on costs, partially offset by increased operating leverage from higher net sales.

Year-over-year, income from operations declined 2% to $33.0 million; net income increased 41% to $12.2 million, or $1.04 diluted earnings per share; and Adjusted EBITDA increased 2% to $42.2 million.

Profitability benefited from higher net sales and the resulting operating leverage, partially offset by increased materials and labor costs and higher SG&A expenses, including increased compensation-related expenses and compliance costs related to Sarbanes-Oxley. The increase in net income was aided by the comparison to significant debt refinancing costs incurred in the 2021 first quarter.

Balance Sheet, Liquidity, and Cash Flow

As of June 30, 2022, cash and cash equivalents was $9.1 million. Cash from operating activities in the first half of 2022 was a usage of $8.1 million and capital expenditures were $8.2 million, yielding Free Cash Flow usage of $16.3 million. This compared to $22.7 million of cash from operating activities and $19.0 million of Free Cash Flow generated in the first half of 2021, which included $6.0 million in cash tax refunds, primarily related to CARES Act filings. The working capital usage in the 2022 first half was primarily driven by a $18 million increase in inventories to support customer demand and a $12 million increase in accounts receivable as a result of higher sales. The Company expects improved Free Cash Flow in the second half of the year.

The Company had $290 million of 8.625% senior secured notes due 2026 and $25 million of borrowings from its ABL revolving credit facility outstanding at quarter-end. The revolving credit facility proceeds were utilized to fund the $20 million notes redemption in the first quarter, at a redemption price equal to 103% of par value plus accrued and unpaid interest, and working capital needs.

The Company’s capital structure and allocation priorities are to maintain ample liquidity; invest in the business, including strategic acquisitions; deleverage the balance sheet; and return funds to stockholders.

“We delivered sound profitability despite persistent inflationary pressures on costs,” said Amintore Schenkel, Chief Financial Officer of CPI. “For the second half of the year, we expect margin improvement relative to the second quarter and strong cash flow generation.”

Conference Call and Webcast

CPI Card Group Inc. will hold a conference call on August 8, 2022 at 9:00 a.m. Eastern Time (ET) to review its second quarter 2022 results. To participate in the Company's conference call via telephone or online:

Toll-Free Dial-In Number, U.S. Participants: (833) 927-1758

U.S.: (844) 200-6205

U.S. local: (646) 904-5544

International: (929) 526-1599

Conference ID: 182167

Webcast Link: Q2 2022 Webcast

(https://investor.cpicardgroup.com)

Participants are advised to login for the webcast 10 minutes prior to the scheduled start time.

A replay of the conference call will be available until August 22, 2022 at:

US dial-in number (toll free): (866) 813-9403

Canada: (226) 828-7578

All other locations: 44-204-525-0658

Conference ID: 038358

A webcast replay of the conference call will also be available on CPI Card Group Inc.’s Investor Relations web site: https://investor.cpicardgroup.com

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we have provided the following non-GAAP financial measures in this release, all reported on a continuing operations basis: EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, LTM Adjusted EBITDA and Net Leverage Ratio. These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies. Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in Exhibit E to this press release.

Adjusted EBITDA

Adjusted EBITDA is presented on a continuing operations basis and is defined as EBITDA (which represents earnings before interest, taxes, depreciation and amortization) adjusted for litigation; stock-based compensation expense; estimated sales tax expense, restructuring and other charges; loss on debt extinguishment; foreign currency gain or loss; litigation settlement gain; and other items that are unusual in nature, infrequently occurring or not considered part of our core operations, as set forth in the reconciliation in Exhibit E. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, unusual or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations; or (g) the impact of any discontinued operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-operating, unusual or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses represent the reduction of cash that could be used for other purposes. Adjusted EBITDA margin percentage as shown in Exhibit E is computed as Adjusted EBITDA divided by total net sales.

We define LTM Adjusted EBITDA as Adjusted EBITDA (defined previously) for the last twelve months. LTM Adjusted EBITDA is used in the computation of Net Leverage Ratio, and is reconciled in Exhibit E.

Free Cash Flow

We define Free Cash Flow as cash flow provided by (used in) operating activities (continuing operations) less capital expenditures. We use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt, nor does it reflect the cash impacts of our discontinued operations. Free Cash Flow should not be considered in isolation, or as a substitute for, cash (used in) provided by operating activities or any other measures of liquidity derived in accordance with GAAP.

Financial Expectations for 2022

We have provided Adjusted EBITDA and Adjusted EBITDA Margin expectations for 2022 on a non-GAAP basis because certain reconciling items are dependent on future events that either cannot be controlled or cannot be reliably predicted because they are not part of the Company’s routine activities, any of which could be significant.

Net Leverage Ratio

Management and various investors use the ratio of debt principal outstanding, plus finance lease obligations, less cash, divided by LTM Adjusted EBITDA, or “Net Leverage Ratio”, as a measure of our financial strength when making key investment decisions and evaluating us against peers.

About CPI Card Group Inc.

CPI Card Group® is a payment technology company and leading provider of credit, debit and prepaid solutions delivered physically, digitally and on-demand. CPI helps our customers foster connections and build their brands through innovative and reliable solutions, including financial payment cards, personalization and Software-as-a-Service (SaaS) instant issuance. CPI has more than 20 years of experience in the payments market and is a trusted partner to financial institutions and payments services providers. Serving customers from locations throughout the United States, CPI has a large network of high security facilities, each of which is registered as PCI compliant by one or more of the payment brands: Visa, Mastercard®, American Express® and Discover®. Learn more at www.cpicardgroup.com.

Forward-Looking Statements

Certain statements and information in this release (as well as information included in other written or oral statements we make from time to time) may contain or constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “continue,” “committed,” “attempt,” “target,” “objective,” “guides,” “seek,” “focus,” “provides guidance,” “provides outlook” or other similar expressions are intended to identify forward-looking statements, which are not historical in nature. These forward-looking statements, including statements about our strategic initiatives and market opportunities and our guidance for full-year 2022 results, are based on our current expectations and beliefs concerning future developments and their potential effect on us and other information currently available. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important risks and uncertainties that could cause actual results or other events to differ materially from those contemplated.

These risks and uncertainties include, but are not limited to: the potential effects of COVID-19 and responses thereto on our business, including our supply chain, customer demand, workforce, operations and ability to comply with certain covenants related to our indebtedness; our transition to being an accelerated filer and complying with Section 404 of the Sarbanes-Oxley Act of 2002 and the costs associated with such compliance and implementation of procedures thereunder; our failure to maintain effective internal control over financial reporting or remediate material weaknesses; our inability to recruit, retain and develop qualified personnel, including key personnel; a disruption or other failure in our supply chain, including as a result of the Russia-Ukraine conflict, or labor pool resulting in increased costs and inability to pass those costs on to our customers and extended production lead times and difficulty meeting customers’ delivery expectations; a decline in U.S. and global market and economic conditions and resulting decreases in consumer and business spending and ongoing or accelerating inflationary pressure; our failure to retain our existing customers or identify and attract new customers; system security risks, data protection breaches and cyber-attacks, including as retaliation for U.S. sanctions in connection with the Russia-Ukraine conflict; our substantial indebtedness, including inability to make debt service payments or refinance such indebtedness; the restrictive terms of our indebtedness and covenants of future agreements governing indebtedness and the resulting restraints on our ability to pursue our business strategies; interruptions in our operations, including our information technology (“IT”) systems, or in the operations of the third parties that operate the data centers or computing infrastructure on which we rely; disruptions in production at one or more of our facilities; environmental, social and governance preferences and demands of various stakeholders and our ability to conform to such preferences and demands and to comply with any related regulatory requirements; the effects of climate change, negative perceptions of our products due to the impact of our products and production processes on the environment and other ESG-related risks; disruptions in production due to weather conditions, climate change, political instability or social unrest; our inability to adequately protect our trade secrets and intellectual property rights from misappropriation, infringement claims brought against us and risks related to open source software; defects in our software; our limited ability to raise capital in the future; problems in production quality, materials and process; our inability to develop, introduce and commercialize new products;

costs and impacts to our financial results relating to the obligatory collection of sales tax and claims for uncollected sales tax in states that impose sales tax collection requirements on out-of-state businesses, as well as potential new U.S. tax legislation increasing the corporate income tax rate and challenges to our income tax positions; our inability to successfully execute on our divestitures or acquisitions; our inability to realize the full value of our long-lived assets; costs relating to product defects and any related product liability and/or warranty claims; our inability to renew licenses with key technology licensors; the highly competitive, saturated and consolidated nature of our marketplace; the effects of delays or interruptions in our ability to source raw materials and components used in our products from foreign countries; failure to comply with regulations, customer contractual requirements and evolving industry standards regarding consumer privacy and data use and security; new and developing technologies that make our existing technology solutions and products obsolete or less relevant or our failure to introduce new products and services in a timely manner; quarterly variation in our operating results; our failure to operate our business in accordance with the Payment Card Industry Security Standards Council security standards or other industry standards; our failure to comply with environmental, health and safety laws and regulations that apply to our products and the raw materials we use in our production processes; risks associated with the majority stockholders’ ownership of our stock; potential conflicts of interest that may arise due to our board of directors being comprised in part of directors who are principals of our majority stockholders; the influence of securities analysts over the trading market for and price of our common stock; failure to meet the continued listing standards of the Nasdaq Global Market; certain provisions of our organizational documents and other contractual provisions that may delay or prevent a change in control and make it difficult for stockholders other than our majority stockholders to change the composition of our board of directors; our ability to comply with a wide variety of complex laws and regulations and the exposure to liability for any failure to comply; the effect of legal and regulatory proceedings; and other risks that are described in Part I, Item 1A – Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”) on March 8, 2022, in Part II, Item 1A – Risk Factors in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed with the SEC on August 8, 2022, and our other reports filed from time to time with the SEC.

We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results or other events to differ materially from the expectations and beliefs contained herein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

####

For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the Company. CPI promptly makes available on this website the reports that the Company files or furnishes with the SEC, corporate governance information and press releases.

CPI Card Group Inc. Investor Relations:

(877) 369-9016

InvestorRelations@cpicardgroup.com

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com

CPI Card Group Inc. Earnings Release Supplemental Financial Information

Exhibit A	Condensed Consolidated Statements of Operations and Comprehensive Income - Unaudited for the three and six months ended June 30, 2022 and 2021

Exhibit B	Condensed Consolidated Balance Sheets – Unaudited as of June 30, 2022 and December 31, 2021

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the six months ended June 30, 2022 and 2021

Exhibit D	Segment Summary Information – Unaudited for the three and six months ended June 30, 2022 and 2021

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three and six months ended June 30, 2022 and 2021

EXHIBIT A

CPI Card Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales:
Products	$68,945	$47,156	$137,261	$94,169
Services	44,363	46,063	87,471	88,142
Total net sales	113,308	93,219	224,732	182,311
Cost of sales:
Products (exclusive of depreciation and amortization shown below)	43,055	27,928	86,149	55,215
Services (exclusive of depreciation and amortization shown below)	27,578	25,939	54,435	49,607
Depreciation and amortization	2,124	2,264	4,319	4,680
Total cost of sales	72,757	56,131	144,903	109,502
Gross profit	40,551	37,088	79,829	72,809
Operating expenses:
Selling, general and administrative (exclusive of depreciation and amortization shown below)	24,050	19,748	43,932	35,894
Depreciation and amortization	1,447	1,553	2,862	3,359
Total operating expenses	25,497	21,301	46,794	39,253
Income from operations	15,054	15,787	33,035	33,556
Other expense, net:
Interest, net	(7,146)	(7,037)	(15,011)	(16,013)
Other (expense) income, net	(15)	4	(16)	29
Loss on debt extinguishment	—	—	(395)	(5,048)
Total other expense, net	(7,161)	(7,033)	(15,422)	(21,032)
Income before income taxes	7,893	8,754	17,613	12,524
Income tax expense	(1,742)	(2,522)	(5,460)	(3,882)
Net income	$6,151	$6,232	$12,153	$8,642

Basic and diluted earnings per share:
Basic earnings per share	$0.55	$0.55	$1.08	$0.77
Diluted earnings per share	$0.52	$0.53	$1.04	$0.74

Basic weighted-average shares outstanding	11,257,733	11,233,002	11,256,600	11,231,742
Diluted weighted-average shares outstanding	11,721,744	11,762,481	11,718,836	11,720,148

Comprehensive income:
Net income	$6,151	$6,232	$12,153	$8,642
Total comprehensive income	$6,151	$6,232	$12,153	$8,642

		EXHIBIT B
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(Unaudited)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$9,051	$20,683
Accounts receivable, net of allowances of $162 and $86, respectively	73,157	60,953
Inventories	75,797	58,009
Prepaid expenses and other current assets	5,070	5,522
Income taxes receivable	278	534
Total current assets	163,353	145,701
Plant, equipment, leasehold improvements and operating lease right-of-use assets, net	52,203	47,251
Intangible assets, net	19,921	21,854
Goodwill	47,150	47,150
Other assets	7,057	6,184
Total assets	$289,684	$268,140

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$28,815	$26,443
Accrued expenses	34,288	37,150
Deferred revenue and customer deposits	834	1,182
Total current liabilities	63,937	64,775
Long-term debt	309,739	303,626
Deferred income taxes	5,558	5,253
Other long-term liabilities	17,415	15,506
Total liabilities	396,649	389,160
Commitments and contingencies
Series A Preferred Stock; $0.001 par value—100,000 shares authorized; 0 shares issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Stockholders’ deficit:
Common stock; $0.001 par value—100,000,000 shares authorized; 11,262,688 and 11,255,466 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	11	11
Capital deficiency	(108,880)	(110,782)
Accumulated earnings (loss)	1,904	(10,249)
Total stockholders’ deficit	(106,965)	(121,020)
Total liabilities and stockholders’ deficit	$289,684	$268,140

		EXHIBIT C
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Operating activities
Net income	$12,153	$8,642
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	7,181	8,039
Stock-based compensation expense	1,962	98
Amortization of debt issuance costs and debt discount	967	1,393
Loss on debt extinguishment	395	5,048
Deferred income taxes	305	38
Other, net	788	142
Changes in operating assets and liabilities:
Accounts receivable	(12,280)	(1,384)
Inventories	(17,853)	(15,600)
Prepaid expenses and other assets	(409)	(752)
Income taxes, net	256	7,989
Accounts payable	1,690	2,548
Accrued expenses and other liabilities	(2,955)	7,260
Deferred revenue and customer deposits	(348)	(715)
Cash (used in) provided by operating activities	(8,148)	22,746
Investing activities
Capital expenditures for plant, equipment and leasehold improvements	(8,179)	(3,703)
Other	15	156
Cash used in investing activities	(8,164)	(3,547)
Financing activities
Principal payments on First Lien Term loan	—	(312,500)
Principal payments on Senior Credit Facility	—	(30,000)
Principal payments on Senior Notes	(20,000)	—
Principal payments on ABL Revolver	(10,000)	(15,000)
Proceeds from Senior Notes	—	310,000
Proceeds from ABL Revolver, net of discount	35,000	14,750
Proceeds from exercises of stock options	—	34
Debt issuance costs	(262)	(9,452)
Payments on debt extinguishment and other	(660)	(2,685)
Proceeds from finance lease financing	2,074	—
Payments on finance lease obligations	(1,435)	(1,287)
Cash provided by (used in) financing activities	4,717	(46,140)
Effect of exchange rates on cash	(37)	5
Net decrease in cash and cash equivalents	(11,632)	(26,936)
Cash and cash equivalents, beginning of period	20,683	57,603
Cash and cash equivalents, end of period	$9,051	$30,667
Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$13,985	$8,604
Income taxes paid	$5,746	$2,284
Income taxes (refunded)	$(449)	$(6,003)
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$816	$3,363
Financing leases	$3,077	$484
Accounts payable and accrued expenses for capital expenditures for plant, equipment and leasehold improvements	$3,110	$399

				EXHIBIT D
CPI Card Group Inc. and Subsidiaries
Segment Summary Information
For the Three and Six Months Ended June 30, 2022 and June 30, 2021
(dollars in thousands)
(Unaudited)

Net Sales
	Three Months Ended June 30,
	2022	2021	$ Change	% Change
Net sales by segment:
Debit and Credit	$94,181	$72,860	$21,321	29.3%
Prepaid Debit	19,214	20,383	(1,169)	(5.7)%
Eliminations	(87)	(24)	(63)	* %
Total	$113,308	$93,219	$20,089	21.6%
* Calculation not meaningful

	Six Months Ended June 30,
	2022	2021	$ Change	% Change
Net sales by segment:
Debit and Credit	$186,196	$142,677	$43,519	30.5%
Prepaid Debit	38,675	39,841	(1,166)	(2.9)%
Eliminations	(139)	(207)	68	* %
Total	$224,732	$182,311	$42,421	23.3%

Gross Profit
	Three Months Ended June 30,
	2022	% of Net Sales	2021	% of Net Sales	$ Change	% Change
Gross profit by segment:
Debit and Credit	$34,088	36.2%	$28,263	38.8%	$5,825	20.6%
Prepaid Debit	6,463	33.6%	8,825	43.3%	(2,362)	(26.8)%
Total	$40,551	35.8%	$37,088	39.8%	$3,463	9.3%

	Six Months Ended June 30,
	2022	% of Net Sales	2021	% of Net Sales	$ Change	% Change
Gross profit by segment:
Debit and Credit	$66,318	35.6%	$55,812	39.1%	$10,506	18.8%
Prepaid Debit	13,511	34.9%	16,997	42.7%	(3,486)	(20.5)%
Total	$79,829	35.5%	$72,809	39.9%	$7,020	9.6%

Income from Operations
	Three Months Ended June 30,
	2022	% of Net Sales	2021	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
Debit and Credit	$25,319	26.9%	$20,258	27.8%	$5,061	25.0%
Prepaid Debit	5,316	27.7%	7,550	37.0%	(2,234)	(29.6)%
Other	(15,581)	* %	(12,021)	* %	(3,560)	29.6%
Total	$15,054	13.3%	$15,787	16.9%	$(733)	(4.6)%

	Six Months Ended June 30,
	2022	% of Net Sales	2021	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
Debit and Credit	$49,429	26.5%	$40,412	28.3%	$9,017	22.3%
Prepaid Debit	11,284	29.2%	14,568	36.6%	(3,284)	(22.5)%
Other	(27,678)	* %	(21,424)	* %	(6,254)	29.2%
Total	$33,035	14.7%	$33,556	18.4%	$(521)	(1.6)%

EBITDA
	Three Months Ended June 30,
	2022	% of Net Sales	2021	% of Net Sales	$ Change	% Change
EBITDA by segment:
Debit and Credit	$27,273	29.0%	$22,322	30.6%	$4,951	22.2%
Prepaid Debit	5,899	30.7%	8,106	39.8%	(2,207)	(27.2)%
Other	(14,562)	* %	(10,820)	* %	(3,742)	34.6%
Total	$18,610	16.4%	$19,608	21.0%	$(998)	(5.1)%

	Six Months Ended June 30,
	2022	% of Net Sales	2021	% of Net Sales	$ Change	% Change
EBITDA by segment:
Debit and Credit	$53,367	28.7%	$44,722	31.3%	$8,645	19.3%
Prepaid Debit	12,463	32.2%	15,679	39.4%	(3,216)	(20.5)%
Other	(26,025)	* %	(23,825)	* %	(2,200)	9.2%
Total	$39,805	17.7%	$36,576	20.1%	$3,229	8.8%

Reconciliation of Income (loss) from
Operations by Segment to EBITDA by Segment
	Three Months Ended June 30, 2022
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$25,319	$5,316	$(15,581)	$15,054
Depreciation and amortization	1,950	584	1,037	3,571
Other income (expenses)	4	(1)	(18)	(15)
EBITDA	$27,273	$5,899	$(14,562)	$18,610

	Three Months Ended June 30, 2021
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$20,258	$7,550	$(12,021)	$15,787
Depreciation and amortization	2,060	558	1,199	3,817
Other income (expenses)	4	(2)	2	4
EBITDA	$22,322	$8,106	$(10,820)	$19,608

	Six Months Ended June 30, 2022
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$49,429	$11,284	$(27,678)	$33,035
Depreciation and amortization	3,931	1,182	2,068	7,181
Other income (expenses)	7	(3)	(415)	(411)
EBITDA	$53,367	$12,463	$(26,025)	$39,805

	Six Months Ended June 30, 2021
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$40,412	$14,568	$(21,424)	$33,556
Depreciation and amortization	4,297	1,097	2,645	8,039
Other income (expenses)	13	14	(5,046)	(5,019)
EBITDA	$44,722	$15,679	$(23,825)	$36,576

				EXHIBIT E
CPI Card Group Inc. and Subsidiaries
Supplemental GAAP to Non-GAAP Reconciliation
(dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
EBITDA and Adjusted EBITDA:
Net income	$6,151	$6,232	$12,153	$8,642
Interest, net	7,146	7,037	15,011	16,013
Income tax expense	1,742	2,522	5,460	3,882
Depreciation and amortization	3,571	3,817	7,181	8,039
EBITDA	$18,610	$19,608	$39,805	$36,576

Adjustments to EBITDA:
Stock-based compensation expense	1,001	47	1,962	98
Sales tax expense (benefit) (1)	64	(385)	52	(465)
Severance and other charges (2)	—	40	—	161
Loss on debt extinguishment (3)	—	—	395	5,048
Foreign currency loss (gain)	15	(4)	15	(29)
Subtotal of adjustments to EBITDA	1,080	(302)	2,424	4,813
Adjusted EBITDA	$19,690	$19,306	$42,229	$41,389
Net income margin (% of Net Sales)	5.4%	6.7%	5.4%	4.7%
Net income growth (% Change 2022 vs. 2021)	(1.3)%		40.6%
Adjusted EBITDA margin (% of Net Sales)	17.4%	20.7%	18.8%	22.7%
Adjusted EBITDA growth (% Change 2022 vs. 2021)	2.0%		2.0%

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Free Cash Flow:
Cash (used in) provided by operating activities	$7,813	$22,602	$(8,148)	$22,746
Capital expenditures for plant, equipment and leasehold improvements	(5,025)	(1,179)	(8,179)	(3,703)
Free Cash Flow	$2,788	$21,423	$(16,327)	$19,043

(1)	Represents estimated sales tax benefit relating to a contingent liability due to historical activity in certain states where it is probable that the Company will be subject to sales tax plus interest and penalties.
(2)	The 2021 amount primarily relates to executive severance charges.
(3)	The company redeemed a portion of the Senior Notes in the second quarter of 2022 and expensed the associated portion of the unamortized deferred financing costs. Additionally, the Company terminated and repaid its Senior Credit Facility and First Lien Term Loan during the first quarter of 2021 and expensed the unamortized deferred financing costs and debt discount.

	Last Twelve Months Ended
	June 30,	December 31,
	2022	2021
Reconciliation of net income to LTM EBITDA and Adjusted EBITDA
Net income	$19,452	$15,941
Interest, net	29,606	30,608
Income tax expense	9,459	7,881
Depreciation and amortization	14,240	15,098
EBITDA	$72,757	$69,528

Adjustments to EBITDA:
Stock-based compensation expense	3,114	1,250
Sales tax benefit (1)	(97)	(614)
Severance and other charges (2)	1,089	1,250
Loss on debt extinguishment (3)	395	5,048
Foreign currency loss (gain)	29	(15)
Subtotal of adjustments to EBITDA	$4,530	$6,919
LTM Adjusted EBITDA	$77,287	$76,447

	As of
	June 30,	December 31,
	2022	2021
Calculation of Net Leverage Ratio:
Senior Notes	$290,000	$310,000
ABL revolver	25,000	—
Finance lease obligations	6,572	4,925
Total debt	321,572	314,925
Less: Cash and cash equivalents	(9,051)	(20,683)
Total Net Debt (a)	$312,521	$294,242
LTM Adjusted EBITDA (b)	$77,287	$76,447
Net Leverage Ratio (a)/(b)	4.0	3.8